Exhibit 3.2





                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE




     I,  EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY  THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT
OF

"RUBINCON VENTURES INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 1999, AT

9  O'CLOCK  A.M.

     A  FILED  COPY  OF  THIS  CERTIFICATE  HAS BEEN FORWARDED TO THE NEW CASTLE
COUNTY

RECORDER  OF  DEEDS.





                              (seal)

                                             /s/  "Edward  J.  Freel"
                                             ------------------------
                                        Edward  J.  Freel,  Secretary  of  State

                                        AUTHENTICATION:   9760165

                                                  DATE:  05-21-99




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                                                                   Attachment to
                                                                     Exhibit 3.2
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             RUBINCON VENTURES INC.


     RUBINCON VENTURES INC., a corporation organized and existing under the virtue of the General Corporate Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST:          That  the  Board  of  Directors  of  said  corporation at a meeting  duly  convened  and  held,  adopted  the  following  resolutions:

     RESOLVED that the Board of Directors hereby declare it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

Twenty-Five Million (25,000,000) shares with a par value of One Mil ($0.001) per share, amount to Twenty-Five Thousand Dollars ($25,000).

     SECOND: That the said amendment has been consent to and authorized by the holders of the majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporate Law of the State of Delaware.

     THIRD:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporate Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Carsten Mide, this 12th day of April, A.D., 1999.



                                             /s/  "C.  Mide"
                                             ---------------
                                             Authorized  Officer


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